ARMADA FUNDS

                            NOTICE AND CONSENT UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                            DATED AS OF MARCH 1, 1997

         As of March 31, 2004, in accordance with Section 10 of the Transfer Agency and Service Agreement dated as of March 1, 1997, between State Street Bank and Trust Company and Armada Funds (the "Agreement"), Armada hereby notifies State Street Bank and Trust Company that the Small Cap Core Fund is a "Portfolio" under the Agreement effective as of April 1, 2004. The list of portfolios below supersedes all previous forms of Schedule A to the Agreement. By your signature below please signify that you consent to this form of Schedule A, including the addition of the Small Cap Core Fund as of April 1, 2004.

                                   PORTFOLIOS

                                Money Market Fund
                          Government Money Market Fund
                           Treasury Money Market Fund
                         Treasury Plus Money Market Fund
                          Tax Exempt Money Market Fund
                        Ohio Municipal Money Market Fund
                    Pennsylvania Tax Exempt Money Market Fund
                             Intermediate Bond Fund
                              Large Cap Growth Fund
                     Ohio Intermediate Tax Exempt Bond Fund
                           Limited Maturity Bond Fund
                           Total Return Advantage Fund
                              Small Cap Value Fund
                              Large Cap Value Fund
                  Pennsylvania Intermediate Municipal Bond Fund
                                    Bond Fund
                            International Equity Fund
                              Small Cap Growth Fund
                           Large Cap Core Equity Fund
                               S&P 500 Index Fund
                            Balanced Allocation Fund
                        Intermediate Tax Exempt Bond Fund
                             Tax Managed Equity Fund
                               Mid Cap Growth Fund
                              Large Cap Ultra Fund
                            Government Mortgage Fund
                    Michigan Intermediate Municipal Bond Fund
                           Aggressive Allocation Fund

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                          Conservative Allocation Fund
                               Mid Cap Value Fund
                               Small Cap Core Fund
                              Ultra Short Bond Fund
                           Strategic Income Bond Fund


                                                            Armada Funds

                                                            By: ________________

                                                            Title: _____________

Agreed and consented as of the date first above written:

State Street Bank and Trust Company

By: ___________________________

Title: ________________________